As filed with the Securities and Exchange Commission on March 25, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Novus Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-1000967
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19900 MacArthur Blvd., Suite 550 Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Novus Therapeutics, Inc. 2007 Stock Incentive Plan*

Novus Therapeutics, Inc. 2014 Stock Incentive Plan*

Novus Therapeutics, Inc. 2014 Employee Stock Purchase Plan*

(Full title of the plan)

*See Explanatory Note on Following Page

Gregory J. Flesher

Chief Executive Officer

Novus Therapeutics, Inc.

19900 MacArthur Blvd., Suite 550

Irvine, California 92612

(949) 238-8090

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Ryan A. Murr

Gibson, Dunn & Crutcher LLP

555 Mission Street, Suite 3000

San Francisco, California 94105

Telephone: (415) 393-8373

Facsimile: (415) 374-8430

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	44 (2)	$0.32 (5)	$14.08 (5)	$0.01
Common Stock, $0.001 par value per share	518,693 (3)	$0.32 (5)	$165,981.76 (5)	$21.55
Common Stock, $0.001 par value per share	129,673 (4)	$0.28 (6)	$36,308.44 (6)	$4,72
Total	648,410			$26.28

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents shares of common stock, par value $0.001 per share (the “Common Stock”) authorized for issuance under the Novus Therapeutics, Inc. 2007 Stock Incentive Plan (the “2007 Plan”).
(3)	Represents shares of Common Stock authorized for issuance under the Novus Therapeutics, Inc. 2014 Stock Incentive Plan (the “2014 Plan”).
(4)	Represents shares of Common Stock authorized for issuance under the Novus Therapeutics, Inc. 2014 Employee Stock Purchase Plan (the “2014 ESPP”).
(5)

This estimate is made pursuant to Rule 457(h) and Rule 457(c) under the Securities Act solely for the purpose of determining the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock, as reported on the Nasdaq Capital Market on March 23, 2020.

(6)

This estimate is made pursuant to Rule 457(h) and Rule 457(c) under the Securities Act solely for the purpose of determining the registration fee. The price per share and aggregate offering price are based upon 85% of the average of the high and low prices of the Registrant’s Common Stock, as reported on the Nasdaq Capital Market on March 23, 2020. Pursuant to the 2014 ESPP, the purchase price of a share of Common Stock will be 85% of the lesser of the closing price of the Common Stock on (i) the first business day of the applicable plan period or (ii) the exercise date.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Novus Therapeutics, Inc. (the “Registrant” or the “Company” to register a total of 648,410 additional shares of Common Stock, consisting of (i) 44 additional shares issuable pursuant to the 2007 Stock Incentive Plan (“2007 Plan”), (ii) 518,693 additional shares issuable pursuant to the 2014 Stock Incentive Plan (“2014 Plan”) and (iii) 129,673 additional shares issuable pursuant to the 2014 Employee Stock Purchase Plan (“ESPP”). Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No. 333-200413, filed with the Securities and Exchange Commission on November 20, 2014 by the Registrant, relating to the 2007 Plan, the 2014 Plan and the ESPP, (ii) the Registration Statement on Form S-8, File No. 333-203032, filed with the Securities and Exchange Commission on March 26, 2015 by the Registrant, relating to the 2014 Plan, (iii) the Registration Statement on Form S-8, File No. 333-210058, filed with the Securities and Exchange Commission on March 10, 2016 by the Registrant, relating to the 2014 Plan, (iv) the Registration Statement on Form S-8, File No. 333-216432, filed with the Securities and Exchange Commission on March 3, 2017 by the Registrant, relating to the 2014 Plan and the ESPP, and (v) the Registration Statement on Form S-8, File No. 333-232428, filed with the Securities and Exchange Commission on June 28, 2019 by the Registrant, relating to the 2014 Plan and the ESPP, in each case except for Item 8, Exhibits, with respect to which Item 8 hereto is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are filed as part of this registration statement:

EXHIBIT INDEX

Exhibit						Filed
Number	Exhibit Description	Incorporated by Reference				Herewith
		Form	File No.	Exhibit	Filing Date
4.1	Restated Certificate of Incorporation of Novus Therapeutics, Inc., a Delaware corporation, dated September 22, 2014	8-K	001-36620	3.1	September 26, 2014

4.2	Certificate of Amendment to Certificate of Incorporation of Novus Therapeutics, Inc., filed with the Secretary of the State of Delaware on May 9, 2017	8-K	001-36620	3.1	May 15, 2017

4.3	Certificate of Amendment to Certificate of Incorporation of Novus Therapeutics, Inc., filed with the Secretary of the State of Delaware on May 9, 2017	8-K	001-36620	3.2	May 15, 2017

4.4	Amended and Restated Bylaws of Novus Therapeutics, Inc.	8-A/A	001-36620	3.4	June 23, 2017

4.5	Form of Common Stock Certificate	8-A/A	001-36620	4.1	June 23, 2017

5.1	Opinion of Gibson, Dunn & Crutcher LLP, counsel to the Registrant					X

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Independent Registered Public Accounting Firm					X

23.3	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1	Novus Therapeutics, Inc. 2007 Stock Incentive Plan	10-K	001-36620	10.11	April 2, 2018

99.2	Novus Therapeutics, Inc. 2014 Stock Incentive Plan	10-Q	001-36620	10.2	August 7, 2018

99.3	Novus Therapeutics, Inc. 2014 Employee Stock Purchase Plan	10-Q	001-36620	10.3	August 7, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on March 25, 2020.

NOVUS THERAPEUTICS, INC..

By:	/s/ Gregory J. Flesher
Gregory J. Flesher
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Novus Therapeutics, Inc., hereby severally constitute and appoint Gregory J. Flesher and Jon S. Kuwahara, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Novus Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory J. Flesher Gregory J. Flesher	Chief Executive Officer and Director (Principal Executive Officer)	March 25, 2020

/s/ Jon S. Kuwahara Jon S. Kuwahara	Senior Vice President of Finance and Administration (Principal Financial and Accounting Officer)	March 25, 2020

/s/ Keith A. Katkin Keith A. Katkin	Director, Chairman of the Board	March 25, 2020

/s/ Erez Chimovits Erez Chimovits	Director	March 25, 2020

/s/ Cheryl L. Cohen Cheryl L. Cohen	Director	March 25, 2020

/s/ Gary A. Lyons Gary A. Lyons	Director	March 25, 2020

/s/ John S. McBride John S. McBride	Director	March 25, 2020